Exhibit 31.1

CERTIFICATIONS

I, James Chu, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of ViewSonic Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2007
/s/ James Chu
James Chu
Chairman of the Board of Directors and Chief Executive Officer